Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Systems Reports First Quarter Results
•Record Q1 FY27 Bookings of $370 million grew 48.0% year-over-year; book-to-bill of 1.46
•Record Backlog approaching $2.1 billion; up 44.7% year-over-year
•Record Q1 FY27 Revenue of approximately $253 million; up 12.4% year-over-year
•GAAP net income of $13 million; record Q1 adjusted EBITDA of $56 million grew 58.6% year-over-year; and adjusted EBITDA margin of 22.3%
•Dave Farnsworth's title changed to Chief Financial Officer and Chief Operating Officer

ANDOVER, Mass. November 10, 2026 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the first quarter of fiscal year 2027, ended October 2, 2026.
“We delivered strong first quarter fiscal 2027 results, with record first quarter bookings, revenue, and adjusted EBITDA, and record backlog," said Bill Ballhaus, Mercury’s Chairman and CEO. “Our first quarter results reflect robust organic growth and margins that are in-line with our target profile. Based on this solid execution, we are raising our outlook for fiscal year 2027."
“In the first quarter we delivered bookings of $370 million, up 48% year-over-year, expanding our backlog to $2.1 billion and next-12-month backlog to over $1 billion; revenue of $253 million, up 12.4% year-over-year; GAAP net income of $13 million; adjusted EBITDA of $56 million, up 58.6% year over-year; adjusted EBITDA margin of 22.3%; cash flows used in operating activities of $14 million; free cash out flow of $24 million; and net debt of $232 million, down 19% year-over-year."
First Quarter Fiscal 2027 Results
First quarter fiscal 2027 revenues were $253 million, compared to $225 million in the first quarter of fiscal 2026.
Total bookings for the first quarter of fiscal 2027 were $370 million, yielding a book-to-bill ratio of 1.46 for the quarter.

Mercury Reports First Quarter Fiscal 2027 Results, Page 2

GAAP net income and diluted earnings per share for the first quarter of fiscal 2027 were $13 million and $0.21, respectively, compared to GAAP net loss and loss per share of $13 million and $0.21, respectively, for the first quarter of fiscal 2026. Adjusted earnings per share (“adjusted EPS”) was $0.52 per share for the first quarter of fiscal 2027, compared to $0.26 per share in the first quarter of fiscal 2026.
First quarter fiscal 2027 adjusted EBITDA was $56 million, compared to $36 million for the first quarter of fiscal 2026.
Cash flows (used in) provided by operating activities in the first quarter of fiscal 2027 were $(14) million, compared to $2 million in the first quarter of fiscal 2026. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $(24) million for the first quarter of fiscal 2027 and $(4) million for the first quarter of fiscal 2026.
Backlog
Mercury’s total backlog at October 2, 2026 was approaching $2.1 billion, an approximate $637 million increase from a year ago. Of the October 2, 2026 total backlog, over $1.0 billion represents orders expected to be recognized as revenue within the next 12 months.
Other Matters
On November 10, 2026, Mercury formalized Dave Farnsworth's role as Chief Operating Officer, in addition to his responsibilities as Chief Financial Officer. Mr. Farnsworth has been effectively operating in this capacity for quite some time.
Conference Call Information
Management will host a conference call and simultaneous webcast at 5:00 p.m. ET on Tuesday, November 10, 2026, to discuss Mercury's quarterly financial results, business highlights and outlook. In addition, Company representatives may answer questions concerning business and financial developments and trends, the Company's view on earnings forecasts, and other business and financial matters affecting the Company, the responses to which may contain information that has not been previously disclosed.
To participate in the conference call Q&A as an analyst please register online at https://events.q4inc.com/analyst/478903701?pwd=p1C55pmZ or dial +1 833 461 5787 by phone using Meeting ID: 478903701. The live listen-only webcast and replay will be available ir.mrcy.com/
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports First Quarter Fiscal 2027 Results, Page 3

events-presentations. A replay of the webcast will be available two hours after the call and archived on the same web page for six months.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”) and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
Mercury Systems – Innovation that Matters®
Mercury Systems is a global leader in aerospace and defense electronics, providing breakthrough capabilities in signal and data processing. With a four-decade legacy of innovation that spans silicon to systems and radio frequency front ends to effectors, we accelerate commercial technology adoption to deliver powerful and secure mission-critical processing solutions to the edge. We are headquartered in Andover, Massachusetts, and have multiple locations worldwide. Our end-to-end processing ecosystem, the Mercury Processing Platform, is built on technologies we have developed and acquired over 40 years. Our technologies are available as standard products or custom solutions from silicon to system scale to ensure interoperability, reduced complexity, optimized performance and speed development. To learn more, visit mrcy.com. (Nasdaq: MRCY)
Investors and others should note that we announce material financial information using our website (www.mrcy.com), SEC filings, press releases, public conference calls, webcasts, and social media, including X (X.com/mrcy) and LinkedIn (www.linkedin.com/company/mercury-systems). Therefore, we encourage investors and others interested in Mercury to review the information we post on the social media and other communication channels listed on our website.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports First Quarter Fiscal 2027 Results, Page 4

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the Company's focus on enhanced execution of the Company's strategic plan. You can identify these statements by the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, cost increases, our inability to increase production and deliver products on time and with appropriate quality, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. federal government shutdown or extended continuing resolution, effects of increasingly volatile geopolitical events and regional conflicts, competition, changes in technology and methods of marketing, delays in or cost increases related to completing development, engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. government’s interpretation of, federal export control or procurement rules and regulations, including tariffs, changes in, or in the interpretation or enforcement of, environmental rules and regulations, market acceptance of the Company's products, shortages or delays in receiving components, supply chain delays or volatility for critical components, production delays or unanticipated expenses including due to quality issues or manufacturing execution issues, failure to meet contractual performance specifications, adherence to required manufacturing standards, capacity underutilization, increases in scrap or inventory write-offs, failure to achieve or maintain manufacturing quality certifications, such as AS9100, failure to achieve or maintain qualified business systems, such as those required by the DFARS, adverse findings in government audits or investigations, the impact of supply chain disruption, inflation and labor shortages, among other things, on program execution and the resulting effect on customer satisfaction, inability to fully realize the expected benefits from acquisitions, restructurings and operational efficiency initiatives or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements and impacts from any cyber or insider threat events, including the risks from heightened, persistent, and increasingly sophisticated nation-state level cyberattacks and emerging threats associated with agentic AI-enabled cyber tools, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, litigation, including the state law claim related to our settled federal securities class action lawsuit, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 3, 2026 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.
# # #
Contact:
Tyler Hojo, CFA, Senior Vice President, Strategy and Corporate Development
Mercury Systems, Inc.
978-967-3676
Mercury Systems and Innovation That Matters are registered trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports First Quarter Fiscal 2027 Results, Page 5

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	October 2,	July 3,
	2026	2026

Assets
Current assets:
Cash and cash equivalents	$109,679	$214,306
Accounts receivable, net	80,772	69,222
Unbilled receivables and costs in excess of billings, net	290,348	285,760
Inventory	398,570	366,968
Prepaid income taxes	1,683	2,258
Prepaid expenses and other current assets	36,114	34,925
Total current assets	917,166	973,439

Property and equipment, net	110,320	108,413
Goodwill	941,637	942,419
Intangible assets, net	166,517	175,820
Operating lease right-of-use assets, net	44,079	47,713
Deferred tax asset	67,333	67,188
Other non-current assets	8,847	7,784
Total assets	$2,255,899	$2,322,776

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$96,212	$91,041
Accrued expenses	30,986	32,991
Due to factoring facility	6,979	391
Accrued compensation	32,270	54,537
Deferred revenues and customer advances	150,181	149,565
Total current liabilities	316,628	328,524

Income taxes payable	3,487	3,487
Long-term debt	341,500	441,500
Operating lease liabilities	41,994	45,829
Other non-current liabilities	5,614	5,977
Total liabilities	709,223	825,318

Shareholders’ equity:
Preferred stock	—	—
Common stock	607	596
Additional paid-in capital	1,370,452	1,333,410
Retained earnings	165,310	152,222
Accumulated other comprehensive income	10,307	11,230
Total shareholders’ equity	1,546,676	1,497,458
Total liabilities and shareholders’ equity	$2,255,899	$2,322,776
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports First Quarter Fiscal 2027 Results, Page 6

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	First Quarters Ended
	October 2, 2026	September 26, 2025
Net revenues	$253,153	$225,209
Cost of revenues(1)	163,965	162,310
Gross margin	89,188	62,899

Operating expenses:
Selling, general and administrative(1)	43,029	45,906
Research and development(1)	16,051	13,184
Amortization of intangible assets	9,303	10,259
Restructuring and other charges	2,018	1,584
Acquisition costs and other related expenses	253	563
Total operating expenses	70,654	71,496

Income (loss) from operations	18,534	(8,597)

Interest income	1,327	2,027
Interest expense	(5,406)	(7,886)
Other expense, net	(1,147)	(2,080)

Income (loss) before income tax provision (benefit)	13,308	(16,536)
Income tax provision (benefit)	220	(4,021)
Net income (loss)	$13,088	$(12,515)

Basic net earnings (loss) per share	$0.22	$(0.21)

Diluted net earnings (loss) per share	$0.21	$(0.21)

Weighted-average shares outstanding:
Basic	60,121	59,191
Diluted	61,623	59,191

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$1,146	$1,760
Selling, general and administrative	$9,299	$6,296
Research and development	$1,726	$1,517
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports First Quarter Fiscal 2027 Results, Page 7

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	First Quarters Ended
	October 2, 2026	September 26, 2025
Cash flows from operating activities:
Net income (loss)	$13,088	$(12,515)
Depreciation and amortization	17,789	18,913
Other non-cash items, net	17,096	12,720
Changes in operating assets and liabilities	(61,939)	(16,936)

Net cash (used in) provided by operating activities	(13,966)	2,182

Cash flows from investing activities:
Purchases of property and equipment	(10,413)	(6,548)

Net cash used in investing activities	(10,413)	(6,548)

Cash flows from financing activities:
Proceeds from stock option exercise	19,848	—
Payments under credit facilities	(100,000)	—

Net cash used in financing activities	(80,152)	—

Effect of exchange rate changes on cash and cash equivalents	(96)	(17)

Net decrease in cash and cash equivalents	(104,627)	(4,383)

Cash and cash equivalents at beginning of period	214,306	309,099

Cash and cash equivalents at end of period	$109,679	$304,716
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports First Quarter Fiscal 2027 Results, Page 8

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, financing leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances which may be outside of the normal course of the Company’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangible assets primarily as a result of acquired intangible assets such as backlog, customer relationships and completed technologies but also due to licenses, patents and other arrangements, including the implementation costs of cloud computing arrangements. These intangible assets are valued at the time of acquisition or upon receipt of right to use the asset, amortized over the requisite life and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and lines of business. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities or other transformation activities, including the analysis, evaluation, and planning of information system upgrades and/or deployments. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports First Quarter Fiscal 2027 Results, Page 9

Acquisition, financing and other third party costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. The Company may also incur third party costs, such as legal, banking, communications, proxy solicitation, and other third party advisory fees in connection with engagements by activist investors or unsolicited acquisition offers. Although the Company may incur such third party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility as well as non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although the Company may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business, often occur in periods other than the period of activity, and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company’s business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses and matching contributions to its defined contribution plan. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining a portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without direct correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports First Quarter Fiscal 2027 Results, Page 10

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	First Quarters Ended
	October 2, 2026	September 26, 2025
Net income (loss)	$13,088	$(12,515)
Other non-operating adjustments, net	584	748
Interest expense, net	4,079	5,859
Income tax provision (benefit)	220	(4,021)
Depreciation	8,486	8,654
Amortization of intangible assets	9,303	10,259
Restructuring and other charges	2,018	1,584
Impairment of long-lived asset	—	—
Acquisition, financing and other third party costs	750	1,317
Fair value adjustments from purchase accounting	131	131
Litigation and settlement expense, net	545	7,224
Stock-based and other non-cash compensation expense	17,191	16,328
Adjusted EBITDA	$56,395	$35,568

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs, and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports First Quarter Fiscal 2027 Results, Page 11

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	First Quarters Ended
	October 2, 2026	September 26, 2025
Net cash (used in) provided by operating activities	$(13,966)	$2,182
Purchases of property and equipment	(10,413)	(6,548)
Free cash flow	$(24,379)	$(4,366)

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with its peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	First Quarters Ended
	October 2, 2026		September 26, 2025
Net income (loss) and earnings (loss) per share	$13,088	$0.21	$(12,515)	$(0.21)
Other non-operating adjustments, net	584		748
Amortization of intangible assets	9,303		10,259
Restructuring and other charges	2,018		1,584
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	750		1,317
Fair value adjustments from purchase accounting	131		131
Litigation and settlement expense, net	545		7,224
Stock-based and other non-cash compensation expense	17,191		16,328
Impact to income taxes(1)	(11,605)		(9,516)
Adjusted income and adjusted earnings per share	$32,005	$0.52	$15,560	$0.26

Diluted weighted-average shares outstanding		61,623		60,140

(1) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax provision or benefit related to the items.
(2) Adjusted earnings per share is calculated using diluted shares whereas Net loss per share is calculated using basic shares. There was no impact to the calculation of adjusted earnings per share as a result of this for the first quarter ended September 26, 2025.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY